SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC  20549


                          __________

                           FORM 8-K

                        CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported):
                        February 7, 1996


                    CORNICHE GROUP INCORPORATED
       (Exact name of registrant as specified in its charter)


                             Delaware
          (State or other jurisdiction of incorporation)


      0-10909                                        22-2343568
_______________________                         _____________________
Commission File Number                              IRS Employer
                                                 Identification No.


Wayne Interchange Plaza I, 145 Route 46 West,                        07470
   Third Floor, Wayne,  New Jersey
(Address of principal executive offices)                         (Zip Code)


                           201-785-3338
                     ________________________
                  Registrant's Telephone Number

                         Fidelity Medical, Inc.
        ___________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)




Item 3.  Bankruptcy or Receivership.


A receivership proceeding involving the operating subsidiaries of Corniche Group Incorporated ("Corniche" or the "Company") was commenced on February 7,1996. The Company has been unsuccessful in its previously announced efforts to convert a significant portion of its bank debt to equity. Additionally, the Company has not achieved an interim financing to address the liquidity problems of its UK stationery wholesale, and retail businesses. As a result receivers have been appointed for the Company's UK operating subsidiaries-Chessbourne Limited and The Stationery Company Ltd.- by their primary bankers and secured lender, the Bank of Scotland, on or about February 7, 1996, and it is anticipated that its UK holding company-Corniche Distribution Limited-will be placed in receivership on February 12, 1996. The receiverships will result in the loss of all of the Company's operations.

Notwithstanding the loss, the Company intends to continue in the retail stationery business by attempting to consummate an acquisition in the UK. In October 1995 the Company announced that it had reached agreement in principal to acquire a major stationery retailer in the UK subject to financing, due diligence and final documentation. Due diligence is now largely complete and the Company has signed legally binding heads of terms for an acquisition, subject only to financing and more complete documentation. The Company believes that the acquisition target has achieved good profit and revenue growth in recent years and now trades from nearly 100 retail outlets throughout the UK, making it that country's largest specialist stationery retailer. Such retail outlets now include certain of the former outlets of the Company, which were acquired by the acquisition target from the subsidiary's receiver on or about February 8, 1996.

The receivership not only removes all of the Company's operating assets from the Company, but also eliminates most liabilities (including over $5 million in bank debt) which exceeded the Company's assets by approximately $5.8 million at December 30, 1995. This significantly reduces the Company's stockholder equity deficiency to approximately $400,000.
While no assurances can be given that the Company will be able to raise the necessary financing or otherwise complete the proposed acquisition, management believes (based on continuing discussion with proposed investment bankers for the transaction) that this reduction in liabilities will assist in negotiating the financing required to complete the proposed acquisition.

In a related transaction, Brian Baylis and Susan Crisp, the chief executive officer and chief financial officer of the Company, who collectively own approximately 45% of the Company's common stock, have agreed to pledge their Corniche shares as collateral against the shortfall which will be incurred by the Bank of Scotland in the receivership proceeding.


Item 7.  Financial Statements and Exhibits.

            (a)   Financial Statements of Businesses Acquired.

                  Not applicable.

            (b)   Pro Forma Financial Information.

             It is impractical to provide any proforma financial information required pursuant to Article II of Regulation S-X at this time. Such reports will be filed as soon as available and in any event within 60 days of the date of this report.

         (c)   Exhibits.

               None.


                             SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CORNICHE GROUP INCORPORATED



                                          By:/s/ James Fyfe
                                             ________________________________
                                             James Fyfe
                                             Vice President and
                                             Chief Operating Officer

Dated:  February 12, 1996